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                                                                    Exhibit 99.4

                         FORM OF SUBSCRIPTION AGREEMENT

                  This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of
[           ], 1999, is entered into by and among Cherokee International,
LLC, a California limited liability company (the "Company"), and the person whose name appears on the signature page attached hereto (such person being referred to herein as the "Purchaser").

                  Pursuant to the Company's 1999 Unit Purchase Plan (the "Purchase Plan"), the Management Committee of the Company (the "Board") has determined that the Purchaser is to be granted the right to purchase non-voting Class B Units ("Units") of the Company, on the terms and conditions set forth herein, and hereby grants such right.

                  Any capitalized terms not defined herein shall have their respective meanings set forth in the Purchase Plan.

                  1.       PURCHASE AND SALE OF SECURITIES.

                           (a)      PURCHASE AND SALE.  Subject to the terms
and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby irrevocably agrees to subscribe for and purchase from the Company, that number of Units set forth below the name of the Purchaser on the signature page attached hereto (the "Purchase Commitment"). The purchase price per Unit shall be as set forth on the signature page attached hereto. The obligations of the Purchaser hereunder shall be complete and binding upon the execution and delivery hereof.

                           (b)      THE CLOSING.  The closing of the purchase
and sale of the Units contemplated by this Agreement (the "Closing") shall take place at 2841 Dow Avenue, Tustin, California at 10:00 a.m. on the date hereof (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser certificates evidencing the Units purchased by the Purchaser and the Purchaser shall deliver an amount equal to the Purchase Commitment by check payable in next day funds or by wire transfer of same day funds.

                  2. CALL OPTION. Upon termination of Purchaser's employment or service with the Company or any Parent or Subsidiary for any reason, the Company

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shall have the right, but not the obligation, to repurchase the Units purchased pursuant to this Agreement in accordance with the terms and conditions set forth in this Section 2 (the "Call Option").

                           (a) RIGHT TO REPURCHASE UPON PURCHASER'S TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY.

                                    (i)     TERMINATION FOR CAUSE.  In the
event Purchaser's employment or service with the Company or any Parent or Subsidiary is terminated for Cause (as defined below), the Company shall have the right, but not the obligation, to repurchase all or any portion of the Units purchased pursuant to this Agreement. The purchase price for each Unit shall be the lower of (i) the Purchase Price and (ii) the Fair Market Value on the date the Company the exercises the Call Option. For purposes of this Agreement "Cause" shall mean: (i) Purchaser's acts of personal dishonesty, theft, fraud or embezzlement in connection with his or her duties as an employee, officer, or Board member of the Company; (ii) Purchaser's use of alcohol or drugs that, in the Board's determination, interferes with Purchaser's performance of his or her essential job functions with the Company or any Parent or Subsidiary; (iii) Purchaser's excessive absenteeism that, in the Board's determination, interferes with the Purchaser's ability to perform his or her essential job functions for the Company or any Parent or Subsidiary; (iv) any conflict of interest between Purchaser and the Company or any Parent or Subsidiary that, in the Board's determination, inappropriately affects Purchaser's ability to carry on Purchaser's normal duties as an employee of the Company or any Parent or Subsidiary; (v) Purchaser's act of gross insubordination in connection with his or her duties as an employee, officer, or Board member of the Company; (vi) Purchaser's conviction of or guilty plea to a felony; (vii) Purchaser's material breach of the Company's Code of Conduct; or (viii) any material breach by Purchaser of any employment or other agreement between the Purchaser and the Company or any Parent or Subsidiary.

                                    (ii)    TERMINATION OTHER THAN FOR CAUSE.
In the event Purchaser's employment or service with the Company or any Parent or Subsidiary is terminated for any reason other than for Cause, the Company shall have the right, but not the obligation, to repurchase all or any portion of the Units purchased pursuant to this Agreement. The purchase price for each Unit shall be equal to the Fair Market Value as of the date the Company exercises the Call Option.

                           (b)      EXERCISE OF CALL OPTION.  The Company may
at any

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time, and from time to time, by giving written notice (the "Call Notice") to the Purchaser or any transferee (either, a "Holder"), elect to purchase all or any portion of the Units purchased pursuant to this Agreement, at the purchase price determined in accordance with subsection (a) above, as applicable.

                           (c)      PAYMENT.  Payment of the applicable
purchase price (as determined in accordance with subsection (a) above) shall be made, at the option of the Company, in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof within 30 days after receipt of the Call Notice or in the manner and at the times set forth in the Call Notice.

                           (d)      TERMINATION OF CALL OPTION.  In the event
the Company becomes a Public Company, the Call Option shall immediately terminate as to any Units purchased pursuant to this Agreement.

                  3. PUT OPTION. Upon termination of Purchaser's employment or service with the Company or any Parent or Subsidiary as a result of Purchaser's death or Disability, Purchaser or Purchaser's estate, successor or beneficiary, as the case may be, shall have the right, but not the obligation, to cause the Company to repurchase the Units purchased pursuant to this Agreement in accordance with the terms and conditions set forth in this Section 3 (the "Put Option").

                           (a) RIGHT TO CAUSE REPURCHASE UPON PURCHASER'S TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY. In the event Purchaser's employment or service with the Company or any Parent or Subsidiary is terminated as a result of Purchaser's death or Disability, Purchaser or Purchaser's estate, successor or beneficiary, as the case may be, shall have the right, but not the obligation, to cause the Company to repurchase the Units purchased pursuant to this Agreement. The purchase price for each Unit shall be equal to the Fair Market Value as of the date the Purchaser or Purchaser's estate, successor or beneficiary, as the case may be, exercises the Put Option.

                           (b)      EXERCISE OF PUT OPTION.  To exercise the
put right referenced above, the Purchaser or the Purchaser's estate, successor or beneficiary, as the case may be, must, within thirty (30) days following termination of Purchaser's employment with the Company or any Parent or Subsidiary as a result of Purchaser's death or Disability, give written notice (the "Put Notice") to the Company indicating the number of Units as to which the right is being exercised.

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                           (c)      PAYMENT.  Payment of the applicable
purchase price (as determined in accordance with subsection (a) above) shall be made, at the option of the Company, in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company, or by any combination thereof within 30 days after receipt of the Put Notice or in the manner and at the times set forth in the Put Notice.

                           (d)      TERMINATION OF PUT OPTION.  In the event
the Company becomes a Public Company, the Put Option shall immediately terminate as to any Units purchased pursuant to this Agreement.

                  4. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

                           (a)      AUTHORITY.  The Purchaser has the legal
capacity and authority to execute, deliver and perform its obligations under this Agreement.

                           (b)      BINDING OBLIGATION.  This Agreement and
the Operating Agreement are legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                           (c)      RECEIPT OF INFORMATION.  The Purchaser
has received and reviewed this Agreement, the Operating Agreement and all such information as he or she deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in the Units, has had access to officers and other representatives of the Company and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                           (d)      INVESTMENT REPRESENTATIONS.

                                    (i)  The Purchaser is acquiring the Units
         purchased hereunder with his or her own funds for investment, for his or her own account, and not with a view to the sale or distribution of all or any part thereof in any transaction that would be in violation of the securities laws of

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         the United States, and he or she has no present intention of selling, transfer ring or otherwise distributing any of the Units. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person, firm, entity or corporation to sell, transfer or otherwise distribute any Units to such person, firm, entity or corporation.

                                    (ii) The Purchaser agrees that in no event
         will he or she make a disposition of any Units or any interest therein, unless such disposition is in compliance with the Operating Agreement.

                                    (iii) The Purchaser does not require the
         assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in the Company; has the ability to bear the economic risks of its investment for an indefinite period of time; can afford the complete loss of its investment; and recognizes that an investment in the Units involves substantial risk.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

                           (a)      ORGANIZATION, AUTHORITY, ETC.  The
Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite limited liability company power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted. The Company has all requisite limited liability company power and authority to enter into this Agreement, to issue the Units and to perform its obligations hereunder.

                           (b)      ACTS AND PROCEEDINGS.  The execution and
delivery of this Agreement and the transactions contemplated hereby have been duly and validly authorized, and all necessary limited liability company action has been taken to make this Agreement a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).


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                           (c)      VALID ISSUANCE.  When issued and paid for
by the Purchaser, as provided for herein, the Units purchased hereunder will be duly and validly issued.

                  6. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to purchase and pay for the Purchaser's Purchase Commitment at the Closing is subject to the fulfillment (or waiver by the Purchaser), prior to or at the time of the Closing, of the following conditions:

                           (a)      REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects when made and at the time of the Closing.

                           (b)      PERFORMANCE.  The Company shall have duly
performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                  7. CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to issue and sell the Units to be purchased by the Purchaser at the Closing are subject to the fulfillment (or waiver by the Company), prior to or at the time of the Closing, of the following conditions:

                           (a)      OPERATING AGREEMENT.  The Purchaser shall
have agreed in a writing acceptable to the Company to be bound by the Operating Agreement.

                           (b)      REPRESENTATIONS AND WARRANTIES.  The
representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made and at the time of the Closing.

                           (c)      PERFORMANCE.  The Purchaser shall have
duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.

                  8. LEGENDS. All certificates evidencing the Units purchased and sold hereunder shall bear any legend required to be placed thereon by any applicable state, foreign, provincial or local securities law.

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                  9.     CERTAIN RIGHTS AND OBLIGATIONS AS AN EXISTING
MEMBER. For purposes of Sections 6.1 and 6.2 of the Operating Agreement and the definition of a Permitted Disposition set forth therein, the Purchaser shall, to the extent of the Units acquired hereunder, be considered to be an "Existing Member" and any transferor (and subsequent transferor) of the Units to the extent permitted by the Operating Agreement shall also be so deemed to be an "Existing Member."

                  10. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Purchase Plan, the granting of the right to purchase Units, this Agreement nor any other action taken pursuant to the Purchase Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Purchaser has a right to continue to provide services as an officer, Board member, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

                  11. WITHHOLDING REQUIREMENTS. The Company's obligations under this Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to the Purchaser or Purchaser's estate, successor or beneficiary, as the case may be.

                  12.      MISCELLANEOUS.

                           (a)      AMENDMENT.  Neither this Agreement nor
any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                           (b)      NOTICES.  All notices and other
communications provided for or permitted hereunder shall be made in writing by hand-delivery, air courier, or facsimile:

                                    (i)  If to the Purchaser, addressed to it
         at the address set forth on the signature page attached hereto, or at such other address as the Purchaser may specify by written notice to the Company; or

                                    (ii) If to the Company:

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                           Cherokee International, LLC
                           2841 Dow Avenue
                           Tustin, California  92780
                           Facsimile No:  (714) 508-5888
                           Attn:  Rita Patel

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, CA 90071
                           Facsimile No: (213) 687-5600
                           Attn: Jeffrey H. Cohen

                  and

                           GFI Energy Ventures LLC
                           11611 San Vicente Blvd., Suite 710
                           Los Angeles, CA  90049
                           Facsimile No:  (310) 442-0540
                           Attn:  Ian Schapiro

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely dispatched, delivery prepaid, if by overnight air courier; and when receipt acknowl edged, if sent by facsimile transmission. Any of the above addresses may be changed by notice made in accordance with this subsection.

                           (c)      SUCCESSORS AND ASSIGNS.  All the terms
and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including the Purchaser's estate, successors and beneficiaries; PROVIDED, HOWEVER, that this Agreement may not be assigned by the Purchaser without the prior written consent of the Company.

                           (d)      HEADINGS.  The headings of the sections
and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

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                           (e)      APPLICABLE LAW; FORUM SELECTION.  This
Agreement is governed by and shall be construed in accordance with the laws of the State of California. By executing this Agreement, each party hereto submits to the jurisdiction of the courts of California for purposes of adjudicating its rights or the rights of the other parties with respect to this Agreement. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each party hereby agrees to accept, at the address referred to in Section 9(b) hereof, service of process in any legal action or proceeding instituted by any party in the courts of California with respect to this Agreement.

                           (f)      COUNTERPARTS.  This Agreement may be
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (g)      INCORPORATION OF PLAN.  The Purchase Plan
is hereby incorporated by reference and made a part hereof, and this Agreement shall be subject to all terms and conditions of the Purchase Plan.

                           (h)      ENTIRE AGREEMENT.  This Agreement and the
Purchase Plan are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Purchase Plan supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                             CHEROKEE INTERNATIONAL, LLC

                                             By:_____________________________
                                                Name:
                                                Title:

                                             PURCHASER:



                                             ________________________________

                                             Address:________________________
                                                     ________________________
                                                     ________________________

                                             Telephone:______________________
                                             Facsimile:______________________

                                                               Purchase Price
                                     Number of Class B Units  Per Class B Unit

                                              ________              $--


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                                SPOUSAL CONSENT

       The undersigned represents that the undersigned is the spouse of

                        ________________________________
                        Name of Employee

and that the undersigned is familiar with the terms of the 1999 Unit Purchase Plan (the "Plan"), the Subscription Agreement and of the Operating Agreement (together with the Subscription Agreement, the "Agreements"), each of which the undersigned's spouse is entering into on today's date. The undersigned hereby agrees that the interest of the undersigned's spouse in all property which is the subject of such Plan or Agreements shall be irrevocably bound by the terms of such Plan or Agreements and by any amendment, modification, waiver or termination signed by the undersigned's spouse. The undersigned further agrees that the undersigned's community property interest in all property which is the subject of such Plan or Agreements shall be irrevocably bound by the terms of such Plan or Agreements, and that such Plan or Agreements shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned's spouse to amend, modify or terminate such Plan or Agreements, or waive any rights thereunder, and that each such amend ment, modification, waiver or termination signed by the undersigned's spouse shall be binding on the community property interest of the undersigned in all property which is the subject of such Plan or Agreements and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amend ment, modification, waiver or termination.

Dated:  ________, 2000

                                            __________________________________
                                            Signature of Spouse:

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